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                                                                   Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-308, Form S-3 No. 333-310, Form S-3 No. 333-312, Form S-3
No. 333-16373, Form S-3 No. 333-66047, Form S-3 No. 333-95565) and in the
related Prospectuses, in the Registration Statement (Form S-8 No. 33-71346) pertaining to the Amended and Restated 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-71350) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-71348) pertaining to the Amended and Restated EMP Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80211) pertaining to the Amended and Restated 1987 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80213) pertaining to the 1994 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80215) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-16349) pertaining to the 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-28971) pertaining to the Houston Biotechnology Incorporated Replacement Stock Option Plan, the Houston Biotechnology Incorporated 1994A Stock Option Plan, and the Houston Biotechnology Incorporated 1992 Subordinated Stock Option Plan, in the Registration Statement (Form S-8 No. 333-86117) pertaining to the 1997 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-86119) pertaining to the 1999 Stock Option Plan, of our report dated February 10, 2000, with respect to the consolidated financial statements of Medarex, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
February 10, 2000